                                                                    EXHIBIT 99.4

                     INDEX TO COMBINED FINANCIAL STATEMENTS



SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC


                                                                              PAGE
                                                                              ----
Independent Auditors' Report - KPMG Peat Marwick LLP - 1996..................  F-2
Independent Auditors' Report - Ciulla, Smith & Dale, LLP - 1995 and 1994.....  F-3
Combined Balance Sheets as of December 31, 1996 and 1995.....................  F-4
Combined Statements of Operations for the Years Ended December 31, 1996,
  1995 and 1994..............................................................  F-5
Combined Statements of Shareholders' Equity (Deficit) for the Years Ended
  December 31, 1996, 1995 and 1994...........................................  F-6
Combined Statements of Cash Flows for the Years Ended December 31, 1996,
  1995 and 1994..............................................................  F-7
Notes to Combined Financial Statements for the Years Ended December 31, 1996,
  1995 and 1994..............................................................  F-9



HARBINGER CORPORATION AND SUBSIDIARIES


Unaudited Pro Forma Consolidated Condensed Balance Sheet as of
  December 31, 1996..........................................................  F-22
Unaudited Pro Forma Consolidated Condensed Statements of Operations for
  the Years Ended December 31, 1996, 1995 and 1994...........................  F-23
Notes to Unaudited Pro Forma Consolidated Condensed Financial
  Information................................................................  F-26









                                      F-1

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
SupplyTech, Inc. and SupplyTech International, LLC:


     We have audited the combined balance sheet of SupplyTech, Inc. and SupplyTech International, LLC as of December 31, 1996 and the related combined statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1996 combined financial statements referred to above present fairly, in all material respects, the financial position of SupplyTech, Inc. and SupplyTech International, LLC, as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                      /s/ KPMG PEAT MARWICK LLP
                                                      -------------------------
                                                      KPMG PEAT MARWICK LLP


Atlanta, Georgia
February 19, 1997

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
SupplyTech, Inc. and SupplyTech International, LLC:



     We have audited the combined balance sheet of SupplyTech, Inc. and SupplyTech International, LLC as of December 31, 1995 and the related combined statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SupplyTech, Inc. and SupplyTech International, LLC, as of December 31, 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 11 to the financial statements, the Company's 1995 accrued expenses previously reported as $903,000 should have been $1,903,000. In addition, the Company's 1995 net intangible assets previously reported as $2,617,000 should have been $1,457,000. These discoveries were made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect these corrections.




                                                 /s/ CIULLA, SMITH & DALE LLP
                                                 ----------------------------
                                                 CIULLA, SMITH & DALE, LLP


Southfield, Michigan
March 15, 1996
(except for Note 11, as to which
the date is February 19, 1997)

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES

                            COMBINED BALANCE SHEETS



ASSETS                                                                DECEMBER 31,
                                                           ---------------------------------
                                                               1996                 1995
                                                           -----------           -----------
Current assets:
  Cash and cash equivalents..............................   $   664,000          $   845,000
  Accounts receivable, less allowances for returns
   and doubtful accounts of $525,000 in 1996.............     2,095,000            2,056,000
  Due from joint venture.................................        67,000                    -
  Other current assets...................................       350,000              439,000
                                                            -----------          -----------
        Total current assets.............................     3,176,000            3,340,000
                                                            -----------          -----------
Property and equipment, less accumulated depreciation
  and amortization.......................................     1,381,000            1,297,000
Investments in joint venture.............................             -               37,000
Intangible assets, less accumulated amortization.........     1,742,000            1,457,000
Other assets.............................................        37,000               13,000
                                                            -----------          -----------
                                                            $ 6,336,000          $ 6,144,000
                                                            ===========          ===========


LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Note payable to bank....................................  $ 1,550,000          $         -
  Note payable to related party...........................            -              440,000
  Current portion of long-term debt.......................      907,000              600,000
  Accounts payable........................................    1,483,000              506,000
  Accrued expenses........................................    3,956,000            1,903,000
  Deferred revenues.......................................    3,442,000            2,647,000
                                                            -----------          -----------
        Total current liabilities.........................   11,338,000            6,096,000
                                                            -----------          -----------

Long-term debt, excluding current portion.................    1,368,000            1,672,000
Investment in joint venture...............................       81,000                    -

Shareholders' deficit:
  Common stock; no par value; 500,000 shares authorized,
     8,100 shares issued and outstanding as of
     December 31, 1996 and 1995, respectively.............            -                    -
  Additional paid-in capital..............................       32,000               32,000
  Accumulated deficit.....................................   (6,483,000)          (1,656,000)
                                                            -----------          -----------
        Total shareholders' deficit.......................   (6,451,000)          (1,624,000)
                                                            -----------          -----------
Commitments and contingencies.............................            -                    -
                                                            $ 6,336,000          $ 6,144,000
                                                            ===========          ===========

            See accompanying notes to combined financial statements.


                                      F-4

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES

                       COMBINED STATEMENTS OF OPERATIONS



                                                           YEARS ENDED DECEMBER 31,
                                          -----------------------------------------------------------
                                                 1996                1995                1994
                                          ------------------  ------------------  -------------------
Revenues:
  Services and hardware..................        $10,016,000         $ 8,076,000          $ 6,793,000
  Software...............................          7,522,000           6,637,000            7,448,000
                                                 -----------         -----------          -----------
        Total revenues...................         17,538,000          14,713,000           14,241,000
                                                 -----------         -----------          -----------
Direct costs:
  Services and hardware..................          5,006,000           4,011,000            3,310,000
  Software...............................            747,000             602,000              408,000
                                                 -----------         -----------          -----------
        Total direct costs...............          5,753,000           4,613,000            3,718,000
                                                 -----------         -----------          -----------

          Gross margin...................         11,785,000          10,100,000           10,523,000
                                                 -----------         -----------          -----------

Operating costs:
  Selling and marketing..................          7,128,000           4,916,000            5,073,000
  General and administrative.............          4,865,000           3,815,000            2,752,000
  Depreciation and amortization..........            974,000             567,000              534,000
  Product development....................          3,368,000           2,118,000            2,133,000
  Charge for purchased in-process product
    development..........................                  -           1,160,000                    -
                                                 -----------         -----------          -----------
        Total operating costs............         16,335,000          12,576,000           10,492,000
                                                 -----------         -----------          -----------

          Operating income (loss)........         (4,550,000)         (2,476,000)              31,000

Interest expense (income), net...........            149,000              (3,000)             (11,000)
Equity in losses of joint venture........            119,000                   -                    -
                                                 -----------         -----------          -----------
          Income (loss) before income
            tax expense..................         (4,818,000)         (2,473,000)              42,000
                                                 -----------         -----------          -----------
Income tax expense.......................                                516,000               19,000
                                                 -----------         -----------          -----------
          Net income (loss)..............        $(4,818,000)        $(2,989,000)         $    23,000
                                                 ===========         ===========          ===========

Pro forma net income (loss) (See Note 7)
  Income (loss) before income tax expense
    as reported..........................        $(4,818,000)        $(2,473,000)
  Pro forma income tax expense...........                  -                   -
                                                 -----------         -----------
  Pro forma net income (loss)............        $(4,818,000)        $(2,473,000)
                                                 ===========         ===========

            See accompanying notes to combined financial statements.






                                      F-5

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES

             COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994




                                                                            Retained        Total
                                         Common Stock        Additional     earnings     shareholders'
                                     --------------------      paid-in    (accumulated      equity
                                      Shares      Amount      capital       deficit)      (deficit)
                                     ---------  ---------   -----------   ------------   ------------
BALANCE, DECEMBER 31, 1993.........    8,100    $      -     $  2,000     $ 1,310,000    $ 1,312,000
Net income.........................        -           -            -          23,000         23,000
                                       -----    --------     --------     -----------    -----------
BALANCE, DECEMBER 31, 1994.........    8,100           -        2,000       1,333,000      1,335,000
Capital contribution by the members
 upon formation of SupplyTech
 International, LLC................        -           -       30,000               -         30,000
Net loss...........................        -           -            -      (2,989,000)    (2,989,000)
                                       -----    --------     --------     -----------    -----------

BALANCE, DECEMBER 31, 1995.........    8,100           -       32,000      (1,656,000)    (1,624,000)
Net loss...........................        -           -            -      (4,818,000)    (4,818,000)
Cumulative currency translation
 adjustment........................        -           -            -          (9,000)        (9,000)
                                       -----    --------     --------     -----------    -----------

BALANCE, DECEMBER 31, 1996.........    8,100    $      -      $32,000     $(6,483,000)   $(6,451,000)
                                       =====    ========     ========     ===========    ===========

            See accompanying notes to combined financial statements.

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES

                       COMBINED STATEMENTS OF CASH FLOWS



                                                        YEARS ENDED DECEMBER 31,
                                             --------------------------------------------------
                                                1996               1995                1994
                                             -----------        ------------          ---------
Cash flow from operating activities:

 Net income (loss)....................       $(4,818,000)       $(2,989,000)          $  23,000
                                             -----------        -----------           ---------
 Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
   Charge for purchased in-process
    product development...............                 -          1,160,000                   -
   Depreciation and amortization......         1,149,000            605,000             534,000
   Loss on sale of property and
    equipment.........................            54,000             65,000              14,000
   Equity in losses of joint venture..           119,000                  -              59,000
   Deferred income tax expense........                 -            516,000              51,000
   (Increase) decrease in:
    Accounts receivable...............           (39,000)           110,000            (585,000)
    Due from joint venture............           (67,000)                 -              55,000
    Other current assets..............           224,000           (121,000)            230,000
   Increase in:
    Accounts payable..................           962,000            107,000             139,000
    Accrued expenses..................         1,894,000            596,000             471,000
    Deferred revenues.................           795,000            191,000             373,000
                                             -----------        -----------           ---------
     Net cash provided by operating
     activities.......................           273,000            240,000           1,364,000
                                             -----------        -----------           ---------
Cash flows from investing activities:

 Purchases of property and equipment..          (812,000)          (582,000)           (539,000)
  Proceeds from sale of property and
   equipment..........................            57,000             21,000               5,000
  Organizational costs................                 -            (11,000)
 Investments in acquisition,
  purchased technology and
  alliance agreement..................          (134,000)          (450,000)                  -
 Investment in joint venture..........                 -            (37,000)                  -
                                             -----------        -----------           ---------
     Net cash used in investing
     activities.......................          (889,000)        (1,059,000)           (534,000)
                                             -----------        -----------           ---------

            See accompanying notes to combined financial statements.

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES

                                                                      YEARS ENDED DECEMBER 31,
                                                        ---------------------------------------------------
                                                            1996                 1995               1994
                                                        -----------            ----------        ----------
Cash flows from financing activities:
   Proceeds received from line of credit, net......      $ 1,550,000           $        -        $        -
   Proceeds received from (repayment of)
      notes payable to related parties.............       (1,091,000)             470,000           (54,000)
   Principal payments under capital
      lease obligations............................          (28,000)             (49,000)          (47,000)
                                                         -----------           ----------        ----------
Net cash provided by (used in) financing
   activities......................................          431,000              421,000          (101,000)
                                                         -----------           ----------        ----------
Net increase (decrease) in cash and cash
   equivalents.....................................         (185,000)            (398,000)          729,000
Effect of exchange rates on cash held in
   foreign currencies..............................            4,000                    -                 -
Cash and cash equivalents at beginning
   of year.........................................          845,000            1,243,000           514,000
                                                         -----------           ----------        ----------
Cash and cash equivalents at end
   of year.........................................      $   664,000           $  845,000        $1,243,000
                                                         ===========           ==========        ==========
Supplemental disclosure of cash paid for
   interest........................................      $   173,000           $    5,000        $    6,000
                                                         ===========           ==========        ==========
Supplemental disclosure of non-cash investing and
 financing activities:
   Acquisition of business and assumption
      of note payable..............................      $   670,000           $        -        $        -
                                                         ===========           ==========        ==========
   Acquisition of purchased technology and
      alliance agreement and assumption of
      note payable.................................      $         -           $2,200,000        $        -
                                                         ===========           ==========        ==========

            See accompanying notes to combined financial statements.






                                     F-8

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




1. PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND PRESENTATION

     The accompanying combined financial statements include the accounts of SupplyTech, Inc. and SupplyTech International, LLC and subsidiaries (the "Company"). The companies were controlled by common shareholders and were both acquired through a merger with Harbinger Corporation on January 3, 1997 (see
Note 12).

     SupplyTech, Inc. develops, markets, and supports software products to enable businesses to engage in electronic commerce. The Company's products and services are primarily targeted in the automotive, retail, manufacturing and governmental industries. SupplyTech International, LLC primarily sells, markets and supports software products developed by SupplyTech, Inc. in certain international markets including Italy, Mexico and the United Kingdom.

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Software

           Revenues derived from software license fees and hardware are recognized upon shipment, net of estimated returns.

     Services and Hardware

           Revenues derived from services include maintenance and implementation fees that are generally billed annually in advance.
Maintenance and implementation fees include fixed fees for providing customer support and product updates and are recognized ratably over the service period. Hardware revenues are derived from the resale of purchased computer equipment and are recognized upon shipment.

     Deferred Revenue

           Deferred revenues represent payments received from customers or billings invoiced to customers for software and services billed in advance.

     DIRECT COSTS

     Direct costs for services include the costs of personnel to conduct customer support, consulting and other personnel-related expenses. Direct costs for software include duplication, packaging and amortization of purchased technology.





                                      F-9

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets as follows:


              Computer and communications equipment              3 - 5 years
              Furniture, fixture and leasehold improvements     5 - 10 years
              Transportation equipment                               3 years
              Building                                              10 years

     INVESTMENT IN JOINT VENTURE


     The Company's 50% investment in SupplyTech Australia, Pty., an Australian Corporation that sells, markets and services the Company's products in Australia, is accounted for using the equity method of accounting. The financial position and results of operations of SupplyTech Australia, Pty. are insignificant.

     INTANGIBLE ASSETS

     Purchased Technology, Alliance Agreement and Goodwill

              Purchased technology, alliance agreement and goodwill are being amortized over periods of three to ten years. The Company evaluates the recoverability of these intangible assets at each period end using the undiscounted estimated future net operating cash flows expected to be derived from such assets. If such evaluation indicates a potential impairment, the Company uses fair value in determining the amount of these intangible assets that should be written off.

     Software Development Costs

              Product development costs consist principally of compensation and benefits paid to the Company's employees. All product development costs not qualifying for capitalization as software development costs are expensed as incurred.

              The Company's policy is to expense all software development costs associated with establishing technological feasibility. Because the Company's products have reached this state of development almost concurrently with general release, the Company has not capitalized any software development costs in the accompanying combined financial statements, due to the amounts being insignificant.







                                      F-10

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




     INCOME TAXES

     Effective January 1, 1995, SupplyTech, Inc. elected to be taxed as an S Corporation under the Internal Revenue Code. SupplyTech International, LLC was incorporated under the laws of the state of Michigan as a Limited Liability Corporation ("LLC"). As a LLC, SupplyTech International, LLC has elected to be taxed as a partnership under the Internal Revenue Code. As a result of these elections, the Company has been taxed in a manner similar to a partnership for 1995 and 1996 and has not provided for any Federal or state income taxes as the results of operations are passed through to, and the related income taxes become the individual responsibility of the Company's shareholders.

     Prior to January 1, 1995, the Company accounted for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

     The accompanying pro forma income tax information for 1996 and 1995 reflects the income tax expense that would have been reported if the Company had been a C corporation and subject to SFAS No. 109 during these periods.

     RECLASSIFICATIONS

     Certain amounts in the accompanying 1995 and 1994 combined financial statements have been reclassified to conform to the presentation adopted in the 1996 combined financial statements.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company uses financial instruments in the normal course of its business. The carrying values of cash equivalents, accounts receivable, accounts payable, accrued expenses, and deferred revenues approximate fair value due to the short-term maturities of these assets and liabilities. The carrying values of the Company's long-term debt is less than fair value, but such difference is insignificant. The Company's investment in joint venture is accounted for using the equity method and pertains to a privately held company for which a fair value is not readily available. The Company believes the fair value of its joint venture investment exceeds the carrying value.

     FOREIGN CURRENCY TRANSLATION

     Foreign currency financial statements of the Company's foreign operations and foreign joint venture are translated into U.S. dollars at current exchange rates, except for revenues, costs and expenses, and net losses which are translated at average exchange rates during each reporting period. Net exchange gains or losses resulting from the translation of assets and liabilities of the Company's foreign operations and foreign joint venture were not significant to the Company's 1996 combined financial statements.




                                      F-11

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




2.  ACQUISITION, PURCHASED TECHNOLOGY AND ALLIANCE AGREEMENT

     PURCHASED TECHNOLOGY AND ALLIANCE AGREEMENT

     On December 31, 1995, the Company entered into an agreement to purchase certain software products and entered into an alliance agreement with General Electric Information Services, Inc. ("GEIS"). The total purchase price was $2.5 million, consisting of $300,000 in cash and the assumption of a note payable to GEIS in the amount of $2.2 million. The Company recorded the purchase of the technology and the alliance agreement based upon fair value with $1,160,000 of the purchase price allocated to in-process product development and charged to the combined statement of operations on December 31, 1995, $375,000 allocated to purchased technology, $950,000 allocated to the alliance agreement and $15,000 allocated to tangible assets.

     Certain terms of the alliance agreement include the referral of customers to the Company by GEIS, the performance of certain software maintenance services by GEIS, and a $1.2 million guaranteed payment by GEIS to the Company for the two year period ending December 31, 1997 relating to software maintenance revenues to be paid by GEIS to the Company.

     ACQUISITION

     Effective October 15, 1996, the Company acquired all of the common stock of EDI Integration Services Limited ("EISL"), a company based in Hampshire, United Kingdom for $804,000 consisting of $134,000 in cash and the assumption of a $670,000 note payable. The Company recorded the acquisition using the purchase method of accounting with $250,000 allocated to purchased technology, $548,000 allocated to goodwill, and $6,000 allocated to tangible assets. The results of operations of EISL have been included in the Company's accompanying 1996 statement of operations since the acquisition date.

     The unaudited pro forma results of operations of the Company for 1996 and 1995 as if the acquisition described above had been effected on January 1, 1995 are summarized below:


                                                  Years Ended
                                                  December 31,
                                            -------------------------
                                               1996          1995
                                            -----------   -----------
       Revenues........................     $17,927,000   $15,276,000
                                            ===========   ===========

       Net loss........................     $(4,764,000)  $(2,925,000)
                                            ===========   ===========

     The unaudited pro forma results do not necessarily represent results which would have occurred if the acquisition had taken place on the date indicated nor are they necessarily indicative of the results of future operations.







                                      F-12

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




3.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1996 and 1995:


                                                 1996             1995
                                            ---------------  ---------------
     Computer and communications
         equipment........................     $ 2,081,000      $ 1,653,000
     Furniture, fixtures and leasehold
         improvements.....................         932,000          937,000
     Transportation equipment.............         134,000          143,000
     Buildings............................          59,000           59,000
                                               -----------      -----------
                                                 3,206,000        2,792,000
         Less accumulated depreciation and
             amortization.................      (1,825,000)      (1,495,000)
                                               -----------      -----------
                                               $ 1,381,000      $ 1,297,000
                                               ===========      ===========

4.  INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1996 and 1995:


                                             1996                  1995
                                           ---------            ----------
     Purchased technology...............   $  775,000           $  525,000
     Alliance Agreement.................      950,000              950,000
     Goodwill...........................      548,000                    -
     Organization costs.................       30,000               30,000
                                           ----------           ----------
                                            2,303,000            1,505,000
         Less accumulated amortization..     (561,000)             (48,000)
                                           ----------           ----------
                                           $1,742,000           $1,457,000
                                           ==========           ==========

5.  ACCRUED EXPENSES

     Accrued expenses consist of the following at December 31, 1996 and 1995:


                                                             1996            1995
                                                          ---------       ----------
         State income, property, sales and other taxes..  $1,803,000      $1,000,000
         Accrued salaries and wages.....................     542,000         173,000
         Accrued litigation.............................     600,000               -
         Accrued rent...................................     229,000         254,000
         Accrued royalties..............................     308,000         279,000
         Other accrued expenses.........................     474,000         197,000
                                                          ----------      ----------
                                                          $3,956,000      $1,903,000
                                                          ==========      ==========

                                      F-13

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




6.  NOTE PAYABLE TO BANK AND LONG-TERM DEBT

     NOTE PAYABLE TO BANK

     The Company maintains a revolving credit facility payable to a bank which is effective through June 1997 and which provides a line of credit to the Company up to $2.0 million, subject to the terms of the facility, bearing an interest rate equal to the bank's prime rate. The credit facility is secured by all of the Company's accounts receivable and restricts the Company, among other things, from incurring additional indebtedness, as defined by the terms of the facility. The Company had $1,550,000 outstanding under the credit facility as of December 31, 1996.

     LONG-TERM DEBT

     Long-term debt outstanding as of December 31, 1996 and 1995 consisted of the following:


                                                                  1996              1995
                                                               ----------        ----------
      6% promissory note payable to GEIS due in equal
         quarterly principal installments of $137,500
         plus accrued interest through September 1999
         (see Note 2)...................................       $1,650,000        $2,200,000
      Non-interest bearing note payable to the former
         shareholders of EISL due in equal quarterly
         principal installments through September 1998
         (see Note 2)...................................          625,000                 -
      Other.............................................                -            72,000
                                                               ----------        ----------
             Total long-term debt.......................        2,275,000         2,272,000
      Less current portion of long-term debt............         (907,000)         (600,000)
                                                               ----------        ----------
             Long-term debt, excluding current
               portion..................................       $1,368,000        $1,672,000
                                                               ==========        ==========

     Future annual minimum payments under long-term debt are as follows:

              1997.................................    $  907,000
              1998.................................       818,000
              1999.................................       550,000
                                                       ----------
                                                       $2,275,000
                                                       ==========

     In previous years, the Company had entered into a capital lease with an unrelated party for telephone equipment. The lease was canceled in 1996 when the Company upgraded their telephone system under an operating lease arrangement.





                                      F-14

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




7.  INCOME TAXES

     For 1994, the provision for income tax expense (benefit) includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities and any increase or decrease in the valuation allowance for deferred income tax assets.

     Effective January 1, 1995, SupplyTech, Inc. elected to be taxed as an S corporation under the Internal Revenue Code. SupplyTech International, LLC was incorporated under the laws of the state of Michigan as a Limited Liability Corporation ("LLC"). As a LLC, SupplyTech International, LLC has elected to be taxed as a partnership under the Internal Revenue Code. As a result of these elections, the Company has been taxed in a manner similar to a partnership for 1995 and 1996 and has not provided for any Federal or state income taxes as the results of operations are passed through to, and the related income taxes become the individual responsibility of the Company's shareholders.

     Although the income tax recognition of timing differences originating before S corporation status was elected will reverse, they will not generate a net deferred income tax asset for the Company because the S corporation election is in effect. Thus, the net deferred income tax asset in the amount of $516,000 recorded as of December 31, 1994 has been charged to income tax expense in 1995.

     The pro forma provision income tax expense for 1996 and 1995 reflects the income tax expense that would have been reported if the Company had been a C corporation and subject to SFAS No. 109 during these periods.

     Actual income tax expense (benefit) for the years ended December 31, 1995 and 1994 is summarized as follows:


                                                   1995                1994
                                                 --------            --------
            Current:
              Federal.....................       $    -              $(35,000)
              Foreign.....................            -                 7,000
              State.......................            -                (4,000)
                                                 --------            --------
                 Total current............       $    -              $(32,000)
                                                 --------            --------
            Deferred:
              Federal.....................       $462,000            $ 46,000
              Foreign.....................            -                   -
              State.......................         54,000               5,000
                                                 --------            --------
                 Total deferred...........       $516,000            $ 51,000
                                                 --------            --------

              Total income tax expense....       $516,000            $ 19,000
                                                 ========            ========

                                      F-15

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




     Pro forma income tax expense (benefit) for the years ended December 31, 1996 and 1995 is summarized as follows:


                                                    1996                1995
                                                 ---------           ---------
       Current:
         Federal...............................  $       -           $       -
         Foreign...............................          -                   -
         State.................................          -                   -
                                                 ---------           ---------
             Total current.....................          -                   -
                                                 ---------           ---------
       Deferred:
         Federal...............................          -                   -
         Foreign...............................          -                   -
         State.................................          -                   -
                                                 ---------           ---------
             Total deferred....................          -                   -
                                                 ---------           ---------

         Total income tax expense (benefit)....  $       -           $       -
                                                 =========           =========

     Actual income tax expense (benefit) differs from the amounts computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes as a result of the following:


                                                                  1994
                                                                 -------
    Computed "expected" income tax expense...............        $14,000
    Increase in income tax expense resulting from:
         State income taxes, net of federal income
           tax benefit...................................          2,000
         Other...........................................          3,000
                                                                 -------
                                                                 $19,000
                                                                 =======

     Pro forma income tax expense (benefit) differs from the amounts computed by applying the federal statutory income tax rate of 34% to income (loss) before income taxes as a result of the following:


                                                                  1996                 1995
                                                              -----------           ---------
     Computed "expected" income tax benefit............        $(1,638,000)          $(841,000)
     Increase in income tax benefit resulting from:
         Differences due to purchase accounting
            adjustments................................            230,000                   -
         Equity in foreign subsidiary..................             45,000                   -
         Increase in the valuation allowance for
            deferred income tax assets.................          1,325,000             805,000
         Other.........................................             38,000              36,000
                                                               ===========           =========
                                                               $         -           $       -
                                                               ===========           =========

                                      F-16

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




     The significant components of actual deferred income tax expense for the year ended December 31, 1994 is summarized as follows:


                                                                 1994
                                                               -------
         Deferred income tax expense.....................      $51,000
         Increase in the valuation allowance for deferred
             income tax assets...........................            -
                                                               -------
                                                               $51,000
                                                               =======

     Pro forma significant components of deferred income tax expense (benefit) for the years ended December 31, 1996 and 1995 are summarized as follows:


                                                                   1996          1995
                                                               -----------     ---------
         Deferred income tax benefit.....................      $(1,325,000)    $(805,000)
         Increase in the valuation allowance for deferred
             income tax assets...........................        1,325,000       805,000
                                                               -----------     ---------
                                                               $         -     $       -
                                                               ===========     =========

8. SEGMENT INFORMATION, INTERNATIONAL OPERATIONS AND MAJOR CUSTOMERS

     SEGMENT INFORMATION

     The Company operates in a single industry segment: the development, marketing and supporting of software products to enable businesses to engage in electronic commerce.

     INTERNATIONAL OPERATIONS

     A summary of the Company's operations by geographic area as of and for the year ended December 31, 1996 is presented below:


                             United States    Europe      Mexico     Eliminations      Total
                             -------------  ----------  ----------  --------------  ------------
Revenues...................   $16,445,000   $1,303,000    $358,000    $  (568,000)  $17,538,000

Operating income (loss)....    (4,524,000)      12,000       5,000        (43,000)   (4,550,000)

Identifiable assets........     5,398,000    3,795,000     112,000     (2,969,000)    6,336,000

     MAJOR CUSTOMERS

     No single customer comprised 10% or greater of the Company's consolidated revenues in 1996, 1995 and 1994.


                                      F-17

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




9.  RELATED PARTY TRANSACTIONS

     Two officers of the Company made advances to the Company totaling $440,000 during 1995 payable on demand with interest at 8.5%, payable annually. These loans were paid in full by the Company during 1996. The Company paid these officers interest of $4,065 which is included in interest expense during the year ended December 31, 1996.


10.  COMMITMENTS AND CONTINGENCIES

     401(K) PROFIT SHARING PLAN

     The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") for the benefit of all eligible employees, which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, employees who have completed six months of service and are at least 21 years of age are eligible to participate. Subject to certain Internal Revenue Code limitations, the Company has elected to make a matching contribution of 25% of the first 6% of employee contributions. The contribution made by the Company to the 401(k) Plan was $68,000, $51,000 and $53,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     OPTION AGREEMENT

     Pursuant to an agreement dated February 15, 1996, between SupplyTech, Inc. and Endeavor Capital Management, LLC ("Endeavor"), Endeavor was retained to assist SupplyTech, Inc. with strategy, operational and management issues, raising capital, business expansion, and/or sale of SupplyTech, Inc.. The Company is obligated to pay Endeavor a monthly retainer of $10,000 for these services and certain other fees based on capital raised. The Company paid $100,000 in retainer fees associated with this agreement during 1996. Concurrent with the Endeavor agreement, Endeavor was granted an option to purchase 657 shares (7.5%) of the Company's common stock at a price of $100 per share which vests only upon the sale of the Company for an amount greater than a specified amount.

     LEASE COMMITMENTS

     The Company leases office space, communication equipment and automobiles under operating leases which extend through 2001. Rent expense under all operating leases was approximately $788,000, $624,000 and $588,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Future minimum lease payments under operating leases with noncancelable lease terms in excess of one year for the next five years and in the aggregate are as follows:


              1997...................    $1,049,000
              1998...................     1,051,000
              1999...................     1,040,000
              2000...................       985,000
              2001...................       199,000
                                         ----------
                                         $4,324,000
                                         ==========

      SUPPLYTECH, INC. AND SUPPLYTECH INTERNATIONAL, LLC AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




     CONTINGENCIES

     The Company is subject to lawsuits, claims and other complaints arising out of the ordinary conduct of its business. In the opinion of management, based in part upon the advice of legal counsel, all matters are adequately covered by accruals or involve such amounts that management believes that they will not have a material adverse effect on the Company's results of operations or financial position.


11.  RESTATED FINANCIAL STATEMENTS

     The Company has restated its financial statements for the year ended December 31, 1995 due to the discovery of certain facts by management existing at the date the financial statements were previously issued. Specifically the Company has identified certain costs related to the GEIS product line purchase as in-process product development which should have been expensed. In addition, as a result of the Company's ongoing analysis of overall tax exposures and the discovery of certain facts, an additional accrual for taxes was required as of December 31, 1995. The impact of these adjustments on the Company's combined balance sheet and statement of operations for 1995 is summarized as follows:


                                   Previously
                                     issued                         Restated
                                   financial                       financial
                                   statements        Change        statements
                                 --------------   ------------  --------------
      Intangible assets, net...    $2,617,000     $ 1,160,000     $ 1,457,000
                                   ==========     ===========     ===========

      Accrued expenses.........    $  903,000     $ 1,000,000     $ 1,903,000
                                   ==========     ===========     ===========

      Net loss.................    $ (829,000)    $(2,160,000)    $(2,989,000)
                                   ==========     ===========     ===========

12.  SUBSEQUENT EVENT (UNAUDITED)

     SALE OF THE COMPANY

     On January 3, 1997, the Company was acquired by Harbinger Corporation in a business combination transaction through a merger which included the exchange of 2,400,000 shares of Harbinger Corporation common stock for all outstanding equity of the Company. In connection with and immediately prior to this transaction, Endeavor exercised its option to purchase 657 shares of the Company at a price of $100 per share.










                                      F-19

                                       40